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                                  EXHIBIT 11.1

                              LSI LOGIC CORPORATION

                        CALCULATION OF EARNINGS PER SHARE
                   Year ended December 31, 1995, 1994 and 1993
                    (In thousands, except per share amounts)

                                                          1995          1994          1993
                                                        --------      --------      --------
Primary Earnings Per Share

Net income                                              $238,120      $108,743      $ 53,750
                                                        ========      ========      ========

Average common and common equivalent shares:
    Average common shares outstanding                    123,960       106,336        95,638
    Dilutive options                                       4,062         3,570         3,424
                                                        --------      --------      --------
                                                         128,022       109,906        99,062
                                                        ========      ========      ========

Earnings per common and
  common equivalent share                               $   1.86      $   0.99      $   0.54
                                                        ========      ========      ========



Fully Diluted Earnings Per Share

Net income                                              $238,120      $108,743      $ 53,750
Interest expense on convertible subordinated debt,
  net of tax effect                                        6,166         7,022         3,961
                                                        --------      --------      --------

Adjusted net income                                     $244,286      $115,765      $ 57,711
                                                        ========      ========      ========

  Average common and common equivalent shares
    on a fully diluted basis:
Average common shares outstanding                        123,960       111,930        95,530
    Convertible subordinated debt                         11,735         9,350        10,232
    Dilutive options                                       4,073         4,148         3,864
                                                        --------      --------      --------
                                                         139,768       125,428       109,626
                                                        --------      --------      --------

  Fully diluted earnings per common and common
    equivalent share                                    $   1.75      $   0.92      $   0.53
                                                        ========      ========      ========